EXHIBIT 3.7
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED BYLAWS
OF
ARTES MEDICAL, INC.
     The undersigned does hereby certify that:
     I am the duly qualified and acting Secretary of Artes Medical, Inc., a duly organized and existing Delaware corporation (the Company).
     On December 11, 2006, the Company’s Board of Directors (the Board) duly adopted a resolution to amend Article VIII, Section 8.3 of the Company’s Amended and Restated Bylaws so that it shall read in its entirety as follows:
“Section 8.3 Stock Certificates.
Certificates (if any) representing shares of stock or any bond, debenture or other corporate securities of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law, and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Subject to any conditions imposed by the DGCL, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the DGCL.”
     Except as amended above, the Company’s Bylaws as in effect immediately before such Board action remain unchanged and in full force and effect.
     The resolution referred to above is in conformity with the Certificate of Incorporation and Bylaws of the Company, has never been modified or repealed, and is now in full force and effect.
     IN WITNESS WHEREOF, I have executed this Certificate of Amendment to Amended and Restated Bylaws of the Company as of the ___day of December, 2006.

Karla R. Kelly, Secretary